UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 11, 2010, at the Xilinx, Inc. (the “Company”) 2010 Annual Meeting of Stockholders, the Company’s stockholders approved the proposals listed below. The final results for the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on June 1, 2010.
1.	Elect nine nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Philip T. Gianos	203,338,759	3,676,539	124,224	22,227,139
Moshe N. Gavrielov	205,456,867	1,557,405	125,250	22,227,139
John L. Doyle	204,182,657	2,845,221	111,644	22,227,139
Jerald G. Fishman	199,878,789	7,047,596	213,137	22,227,139
William G. Howard, Jr.	204,201,376	2,815,821	122,325	22,227,139
J. Michael Patterson	205,519,328	1,482,714	137,480	22,227,139
Albert A. Pimentel	206,367,378	635,839	136,305	22,227,139
Marshall C. Turner	206,393,617	623,612	122,293	22,227,139
Elizabeth W. Vanderslice	205,434,877	1,582,109	122,536	22,227,139
2.	Approve an amendment to the 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
204,799,490	2,187,141	152,891	22,227,139
3.	Approve an amendment to the 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 4,500,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,592,547	56,036,606	2,510,369	22,227,139
4.	Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending April 2, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,764,875	2,326,909	274,877	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.
Date: August 12, 2010	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance and Chief Financial Officer